Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Third Quarter Results
Company delivers highest revenue since Q4’07 and achieves second consecutive Non-GAAP profitable quarter

LIVERMORE, Calif. — October 29, 2014 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2014 that ended on September 27, 2014. Quarterly revenues were $73.9 million, up 10% from $67.4 million in the second quarter of fiscal 2014, and up 9% from $67.6 million in the third quarter of fiscal 2013.

On a GAAP basis, net loss for the third quarter of fiscal 2014 was $(0.3) million, or $0.00 per fully-diluted share, compared to a net loss for the second quarter of fiscal 2014 of $(4.3) million, or $(0.08) per fully-diluted share, and a net loss for the third quarter of fiscal 2013 of $(10.7) million, or $(0.20) per fully-diluted share.

On a non-GAAP basis, net income for the third quarter of fiscal 2014 was $9.0 million, or $0.16 per fully-diluted share, compared to a net income for the second quarter of fiscal 2014 of $4.9 million, or $0.08 per fully-diluted share, and a net loss for the third quarter of fiscal 2013 of $(3.5) million, or $(0.06) per fully-diluted share. A reconciliation of GAAP to non-GAAP net income (loss) and net income (loss) per share is provided in the schedules included below.

Cash generation for the third quarter of fiscal 2014 was $5.3 million, compared to cash generation of $5.0 million for the second quarter of fiscal 2014 and cash generation of $1.8 million for the third quarter of fiscal 2013.

"Q3 marked our second consecutive non-GAAP profitable quarter as we saw strong demand in both our SoC and DRAM businesses,” said Tom St. Dennis, CEO and Executive Chairman of FormFactor, Inc. “Our reduced cost structure combined with solid product momentum, in both the SoC and DRAM markets, is showing the earnings leverage that we have on incremental revenue growth. We are very optimistic about our ability to continue to drive revenue growth in 2015 and beyond.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through October 31, 2014, 9:00 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 7559228. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) helps semiconductor manufacturers test the integrated circuits (ICs) that power consumer mobile devices, as well as computing, automotive and other applications. The company is one of the world’s leading providers of essential wafer test technologies and expertise, with an extensive portfolio of high-performance probe cards for DRAM, Flash and SoC devices. Customers use FormFactor’s products and services to lower overall production costs, improve their yields and enable complex next-generation ICs. Headquartered in Livermore, California, the company services its customers from a network of facilities in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in demand for the company’s products; seasonal industry trends; risks of the company’s ability to realize further operational efficiencies, to realize sustainable profitability, to achieve its growth objectives, and to meet customer demand for the company’s DRAM, Flash Memory and SoC products; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 28, 2013, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/sec.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenues	$73,933	$67,634	$197,245	$182,987
Cost of revenues	49,791	55,088	140,754	144,961
Gross profit	24,142	12,546	56,491	38,026
Operating expenses:
Research and development	11,198	10,301	32,019	32,145
Selling, general and administrative	13,309	12,952	38,754	41,057
Restructuring charges, net	28	143	2,084	4,215
Loss on sale of subsidiary	—	—	—	300
Impairment of long-lived assets	86	15	829	194
Total operating expenses	24,621	23,411	73,686	77,911
Operating loss	(479)	(10,865)	(17,195)	(39,885)
Interest income, net	75	95	233	298
Other income (expense), net	228	(91)	6	541
Loss before income taxes	(176)	(10,861)	(16,956)	(39,046)
Provision (benefit) for income taxes	101	(147)	358	(152)
Net loss	$(277)	$(10,714)	$(17,314)	$(38,894)
Net loss per share:
Basic and diluted	$0.00	$(0.20)	$(0.31)	$(0.72)
Weighted-average number of shares used in per share calculations:
Basic and diluted	56,297	54,437	55,720	54,070

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
GAAP net loss	$(277)	$(10,714)	$(17,314)	$(38,894)
Stock-based compensation	3,934	2,958	10,023	9,125
Restructuring charges, net	28	143	2,084	4,215
Acquisition and integration related expenses	(31)	106	398	1,300
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	4,983	3,955	14,885	12,947
Impairment of long-lived assets	86	15	829	494
Loss contingency	307	—	720	—
Income tax valuation allowance	—	—	—	150
Non-GAAP net income (loss)	$9,030	$(3,537)	$11,625	$(10,663)

Non-GAAP net income (loss) per share:
Basic	$0.16	$(0.06)	$0.21	$(0.20)
Diluted	$0.16	$(0.06)	$0.20	$(0.20)

Weighted-average number of shares used in per share calculations:
Basic	56,297	54,437	55,720	54,070
Diluted	57,597	54,437	57,110	54,070

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$89,264	$59,196
Marketable securities	65,103	91,895
Accounts receivable, net	47,776	30,189
Inventories, net	25,902	20,707
Deferred tax assets	2,837	2,776
Refundable income taxes	782	782
Prepaid expenses and other current assets	7,730	6,106
Total current assets	239,394	211,651
Restricted cash	435	435
Property, plant and equipment, net	26,610	35,190
Goodwill	30,731	30,731
Intangibles, net	42,255	57,470
Deferred tax assets	3,881	3,960
Other assets	1,225	1,271
Total assets	$344,531	$340,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,267	$16,313
Accrued liabilities	19,102	13,985
Capital leases, current portion	—	270
Income taxes payable	625	172
Deferred revenue	5,466	7,030
Total current liabilities	46,460	37,770
Long-term income taxes payable	2,208	2,497
Deferred tax liabilities	3,029	3,029
Deferred rent and other liabilities	3,603	3,326
Total liabilities	55,300	46,622
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	708,496	695,686
Accumulated other comprehensive loss	(600)	(249)
Accumulated deficit	(418,665)	(401,351)
Total stockholders’ equity	289,231	294,086
Total liabilities and stockholders’ equity	$344,531	$340,708